Exhibit 99.1

NeoGenomics Announces Pricing of Public Offerings of Common Stock and Convertible Senior Notes

Fort Myers, Florida (January 6, 2021) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of cancer-focused genetics testing services and global oncology contract research services, today announced the pricing of concurrent underwritten public offerings of (a) 4,081,632 shares of its common stock at a public offering price of $49.00 per share (the “common stock offering”) for gross proceeds to NeoGenomics from the common stock offering of $200.0 million, before deducting the underwriting discounts and commissions and estimated common stock offering expenses payable by NeoGenomics and (b) $300,000,000 aggregate principal amount of its 0.25% convertible senior notes due 2028 (the “notes”) (the “notes offering”; collectively with the common stock offering, the “offerings”) for gross proceeds to NeoGenomics from the notes offering of $300.0 million, before deducting the underwriting discounts and commissions and estimated notes offering expenses payable by NeoGenomics. In addition, NeoGenomics has granted the underwriters of the offerings a 30-day option to purchase up to an additional (a) 612,244 shares of its common stock at the public offering price, less underwriting discounts and commissions, and (b) $45,000,000 aggregate principal amount of the notes, less underwriting discounts and commissions and solely to cover over-allotments with respect to the notes offering. The size of the notes offering was increased from the previously announced amount. The offerings of the shares and the notes are expected to close on or about January 11, 2021, subject to the satisfaction of customary closing conditions.
The notes will be senior, unsecured obligations of NeoGenomics, and will bear interest at a rate of 0.25% per year. Interest will be payable semi-annually and in arrears on January 15 and July 15 of each year, beginning on July 15, 2021. The notes will mature on January 15, 2028, unless earlier converted or repurchased.
The notes may be converted at an initial conversion rate of 15.1172 shares of NeoGenomics’ common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $66.15 per share and represents a conversion premium of approximately 35.0% to the public offering price of NeoGenomics’ common stock in the common stock offering). Prior to the close of business on the business day immediately preceding September 15, 2027, the notes will be convertible at the option of the holders of the notes only in certain circumstances and during certain periods, and thereafter, the notes will be convertible at any time until the close of business on the second business day immediately preceding the maturity date, in either case into cash, shares of NeoGenomics’ common stock or a combination thereof, at NeoGenomics’ election.

NeoGenomics may redeem all or any portion of the notes, at its option, on or after January 20, 2025, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon, if the last reported sale price of NeoGenomics’ common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which NeoGenomics provides written notice of redemption.
Holders of notes may require NeoGenomics to repurchase their notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase. In connection with certain corporate events or if NeoGenomics issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.
In connection with the pricing of the notes offering, NeoGenomics has entered into capped call transactions with certain of the underwriters and/or their respective affiliates (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of NeoGenomics’ common stock underlying the notes sold in the notes offering. The capped call transactions are generally expected to limit potential dilution to NeoGenomics’ common stock upon any conversion of the notes and/or offset some or all of any cash payments NeoGenomics is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially $85.75 per share, which represents a premium of 75% over the concurrent public offering price of the common stock offering, which was $49.00 per share, and is subject to certain adjustments under the terms of the capped call transactions.
In connection with establishing their initial hedges of the capped call transactions, NeoGenomics has been advised that the option counterparties or their respective affiliates are expected to enter into various derivative transactions with respect to NeoGenomics’ common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of NeoGenomics’ common stock. In addition, NeoGenomics expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to NeoGenomics’ common stock and/or purchasing or selling shares of NeoGenomics’ common stock or other securities of NeoGenomics in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes or following any repurchase or redemption of the notes). This activity could also cause or avoid an increase or a decrease in the market price of NeoGenomics’ common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and the value of the consideration that holders of the notes will receive upon conversion of the notes.

Holders of the notes will have the right to require NeoGenomics to repurchase all or any portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date, upon the occurrence of certain fundamental changes.
BofA Securities, Morgan Stanley, Goldman Sachs & Co. LLC acted as representatives of the underwriters and book-running managers for the offerings. SVB Leerink is also acting as a book-running manager for the offering. Craig-Hallum Capital Group, Needham & Company, Raymond James and Stephens Inc. acted as co-managers for the offerings.
NeoGenomics intends to use the net proceeds from the offerings for general corporate purposes and to pay the cost of the capped call transactions described above. NeoGenomics may also use a portion of the net proceeds from the offerings to acquire or invest in complementary businesses and technologies, although NeoGenomics has no present commitments or agreements to enter into any material acquisitions or investments. If the initial purchasers exercise their option to purchase additional notes, NeoGenomics expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties.
The notes offering is being made pursuant to an automatic shelf registration statement (including a prospectus) filed with the Securities Exchange Commission ("SEC") on January 5, 2021, which became effective upon filing and is available on the SEC’s website at www.sec.gov. The common stock offering is being made pursuant to an automatic shelf registration statement (including a prospectus) filed with the SEC on May 20, 2019, which became effective upon filing; a preliminary prospectus supplement related to the common stock offering has been filed with the SEC and is available on the SEC's website at www.sec.gov. Alternatively, copies of the notes offering preliminary prospectus and the common stock offering preliminary prospectus supplement and the related final prospectus and prospectus supplement, when available, may be obtained from: BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn: Prospectus Department or email: dg.prospectus_requests@bofa.com; Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York , NY 10014; or Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-212-902-1171, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The offerings are being made only by means of the prospectus for the notes offering and the prospectus supplement and the accompanying prospectus for the common stock offering.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. NeoGenomics provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and San Diego, California; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia.
Forward Looking Statements
Certain statements contained in this press release that are not historical, including but not limited to those regarding NeoGenomics' planned offerings of common stock and convertible senior notes and anticipated use of the net proceeds, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that the offerings will be consummated on the terms described above or at all. Consummation of the offerings and the terms thereof are subject to numerous conditions, many of which are beyond the control of the NeoGenomics, including: the prevailing conditions in the capital markets; interest rates; and economic, political and market factors affecting trading volumes, securities prices or demand for the Company's securities. As a result, this press release should be read in conjunction with the NeoGenomics' periodic filings with the SEC and the offering documents for the notes offering and the common stock offering.
For a discussion of risks and uncertainties, which could cause actual results to differ materially from those contained in the forward-looking statements, see "Risk Factors" in the NeoGenomics' Annual Report on Form 10-K, for the most recently ended fiscal year and in its subsequent Quarterly Reports on Form 10-Q, and the notes offering preliminary prospectus and common stock offering preliminary prospectus supplement each filed with the SEC on January 5, 2021.
For further information, please contact:
NeoGenomics, Inc.
Doug Brown
Chief Strategy and Corporate Development Officer
T: 239.768.0600 x2539
M: 704.236.2064
doug.brown@neogenomics.com

Charlie Eidson
Manager of Investor Relations and Manager of Strategy and Corporate Development
T: 239.768.0600 x2726
M: 952.221.8816
charlie.eidson@neogenomics.com

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